Exhibit 99.1

Volt Information Sciences Reports Fiscal 2017 Second Quarter
Financial Results

NEW YORK, NY, June 9, 2017 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-MKT: VISI), an international provider of staffing services and technology outsourcing services, today reported results for its fiscal 2017 second quarter ended April 30, 2017. Key highlights include:

•
Net revenue of $303.0 million, down 9.7% or $32.6 million year-over-year; on a same store basis, excluding net revenue contributed from businesses sold or exited during the past year and the effect of currency fluctuations, net revenue declined 5.6% year-over-year

•	Second quarter gross margin percentage of 15.6% increased 30 basis points year-over-year

•	Net loss of $0.9 million down from a net loss of $1.8 million in the prior year

•	Completed the sale of Maintech, Inc., a non-core business, for a purchase price of $18.3 million

•	Received IRS federal income tax refund of $13.8 million

•	Deployed new information technology systems enterprise-wide in North America to improve time to market and enhance competitiveness in sales delivery to support future growth

Commenting on Volt’s second quarter performance, Michael Dean, President and CEO, said, “Volt had a productive second quarter, with progress in several key aspects of our business. I am pleased with our ongoing efforts to strengthen our balance sheet as evidenced by further reductions in total debt and improvements in our liquidity position. During the quarter, we completed the previously announced sale of our last remaining non-core business, Maintech, and also received payment from the IRS on our long-standing tax refund. We also continue to benefit from our ongoing focus on higher margin business with second quarter gross margins expanding on both a sequential quarter and year-over-year basis. In addition, we expect to improve our competitive position and operational efficiencies with new information technology that we successfully deployed in the quarter.”

Mr. Dean continued, “While the completion of large projects with several customers impacted second quarter revenue growth, we added to our book of business with important new client relationships established in the quarter, and grew our pipeline of new opportunities as we look ahead to the second half of fiscal 2017. Based on our steady progress, I remain highly confident in our ability to return Volt to sustained profitable growth.”

Fiscal 2017 Second Quarter Results
Total revenue for the fiscal 2017 second quarter was $303.0 million, down $32.6 million, or 9.7%, compared to $335.6 million in the second quarter of fiscal 2016. On a same store basis, excluding net revenue contributed from businesses sold or exited during the past year and the effect of currency fluctuations, net revenue declined 5.6% year-over-year.

Volt Information Sciences Reports Fiscal 2017 Second Quarter Results
June 9, 2017

North American Staffing revenue, which provides a broad spectrum of contingent staffing, direct placement, recruitment process outsourcing and other employment services, was $233.8 million, a $17.1 million, or 6.8% decrease compared to North American Staffing revenue of $250.9 million in the second quarter of fiscal 2016.

International Staffing revenue, which includes the Company’s contingent staffing, direct placement and managed service programs businesses in Europe and Asia, was $30.2 million, a $3.0 million, or 9.1% decrease compared to $33.2 million from the second quarter of fiscal 2016, primarily as a result of foreign exchange rate fluctuations of $3.3 million. On a constant currency basis, International Staffing revenue increased $0.3 million, or 0.9%, year-over-year.

Technology Outsourcing Services and Solutions revenue, which provides quality assurance, business intelligence and analytics and customer service support for companies in a variety of industries, was $24.5 million, down $0.5 million, or 1.9%, compared to $25.0 million in the prior year period.

Corporate and Other revenue, which primarily consists of the Company’s North American managed service business was $16.0 million, down $13.6 million, or 45.8%, compared to $29.6 million in the second quarter of fiscal 2016. On a same store basis, excluding businesses sold or exited of $11.8 million, Corporate and Other revenue decreased $1.8 million, or 15.4%, year-over-year.

Net loss of $0.9 million in the second quarter of fiscal 2017 improved by $0.9 million, or 52.2%, from the second quarter of fiscal 2016. Net loss in the second quarter of fiscal 2017 included a $3.9 million gain from the sale of Maintech. Excluding the impact of the sale of Maintech and other special items of $1.3 million, net loss for the second quarter of 2017 would have been $6.1 million.

Adjusted EBITDA, which is a Non-GAAP measure, was a loss of $1.9 million in the fiscal 2017 second quarter, down from a gain of $2.0 million (Non-GAAP) in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Liquidity
As of April 30, 2017, the Company had $55.9 million of global liquidity for working capital requirements as compared to $44.0 million in the prior quarter.

Corporate Developments
•
Sale of Maintech, Inc.—During the second quarter, the Company completed the sale of Maintech, Inc., its information technology infrastructure business for a purchase price of $18.3 million. Under the terms of the agreement, the Company received net proceeds of approximately $13.1 million in cash and recognized a gain on disposal of $3.9 million.

•
Tax Refunds—During the second quarter, the IRS approved the federal portion of the Company’s IRS refund from the filing of the Company’s amended tax returns for fiscal years 2004 through 2010.  This resulted in a refund of $13.8 million and the remaining receivable of approximately $3 million relates to refunds which are now being applied for and finalized as a result of the IRS audit conclusion and are expected to be received over the next several quarters.

Volt Information Sciences Reports Fiscal 2017 Second Quarter Results
June 9, 2017

•
Board of Directors—During the second quarter, the Company announced that William J. Grubbs, President and CEO of Cross Country Healthcare, and Arnold Ursaner, founder of independent securities research firm CJS Securities, have been nominated to stand for election to the Company’s Board of Directors at the 2017 Annual Meeting of Shareholders. Volt also announced that current Director, John Rudolf, retired from the board effective February 23, 2017, and William J. Grubbs has been appointed to fill the vacancy. In addition, current Director James Boone will be stepping down in June.

Subsequent Events
•
Effective immediately, Jorge Perez has resigned as President of Volt Workforce Solutions. The Company has commenced a search for his permanent replacement. Michael Dean, President and CEO, will be assuming this role on an interim basis.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2017 second quarter financial results will be held today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. Volt’s President and CEO Michael Dean and CFO Paul Tomkins will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Friday, June 9, 2017 at 2:00 p.m. Eastern Time through Friday, June 23, 2017 at 11:59 p.m. Eastern Time. To access the replay, dial 844-512-2921 (412-317-6671 for international callers) and enter the Conference ID # 13662328. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based), managed service programs and technology outsourcing services. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions. Our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our technology outsourcing services assist with individual customer assignments, as well as customer care call centers and gaming industry quality assurance testing services. Our complementary businesses offer customized talent, technology and consulting solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Volt Information Sciences Reports Fiscal 2017 Second Quarter Results
June 9, 2017

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2017 Second Quarter Results
June 9, 2017

Results of Operations
(in thousands, except per share data)
(Unaudited)	Three Months Ended			Six Months Ended
	April 30, 2017	January 29, 2017	May 1, 2016	April 30, 2017	May 1, 2016

Net revenue	$303,005	$313,024	$335,576	$616,029	$662,544
Cost of services	255,886	266,134	284,104	522,020	565,504
Gross margin	47,119	46,890	51,472	94,009	97,040

Expenses:
Selling, administrative and other operating costs	51,171	48,890	51,128	100,061	103,751
Restructuring and severance costs	199	624	840	823	3,601
Impairment charge	290	-	-	290	-
Gain from divestitures	(3,938)	-	(1,663)	(3,938)	(1,663)
Total expenses	47,722	49,514	50,305	97,236	105,689

Operating income (loss)	(603)	(2,624)	1,167	(3,227)	(8,649)

Interest income (expense), net	(891)	(858)	(862)	(1,749)	(1,520)
Foreign exchange gain (loss), net	184	127	(579)	311	(235)
Other income (expense), net	(311)	(599)	(420)	(910)	(699)
Loss before income taxes	(1,621)	(3,954)	(694)	(5,575)	(11,103)
Income tax provision (benefit)	(767)	623	1,091	(144)	1,644
Net loss	$(854)	$(4,577)	$(1,785)	$(5,431)	$(12,747)

Per share data:
Basic:
Net loss	$(0.04)	$(0.22)	$(0.09)	$(0.26)	$(0.61)
Weighted average number of shares	20,921	20,918	20,814	20,919	20,813

Diluted:
Net loss	$(0.04)	$(0.22)	$(0.09)	$(0.26)	$(0.61)
Weighted average number of shares	20,921	20,918	20,814	20,919	20,813

Segment data:

Net revenue:
North American Staffing	$233,804	$231,865	$250,881	$465,669	$489,456
International Staffing	30,231	30,350	33,250	60,581	67,201
Technology Outsourcing Services and Solutions	24,499	25,671	24,981	50,170	52,195
Corporate and Other	16,033	26,296	29,590	42,329	59,995
Eliminations	(1,562)	(1,158)	(3,126)	(2,720)	(6,303)
Net revenue	$303,005	$313,024	$335,576	$616,029	$662,544

Operating income (loss):
North American Staffing	$3,058	$2,828	$6,031	$5,886	$5,870
International Staffing	531	642	749	1,173	705
Technology Outsourcing Services and Solutions	1,075	1,586	1,306	2,661	3,303
Corporate and Other	(9,205)	(7,680)	(8,582)	(16,885)	(20,190)
Gain from divestitures	3,938	-	1,663	3,938	1,663
Operating income (loss)	$(603)	$(2,624)	$1,167	$(3,227)	$(8,649)

Work days	65	59	65	124	124

Effective in the first quarter of fiscal 2017, in an effort to simplify and refine our internal reporting, the Company modified its intersegment sales structure between North American Staffing and Technology Outsourcing Services and Solutions segments. Accordingly, all prior periods have been recast to reflect the current segment presentation.

Volt Information Sciences Reports Fiscal 2017 Second Quarter Results
June 9, 2017

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)	Six Months Ended
	April 30, 2017	May 1, 2016

Cash and cash equivalents, beginning of the period	$6,386	$10,188

Cash used in all other operating activities	(6,074)	(10,153)
Changes in operating assets and liabilities	17,873	12,642
Net cash provided by operating activities	11,799	2,489

Proceeds from divestitures	15,224	36,648
Net cash used in all other investing activities	(5,793)	(9,095)
Net cash provided by investing activities	9,431	27,553

Repayment of long-term debt	-	(7,295)
Net cash used in all other financing activities	(7,783)	(8,536)
Net cash used in financing activities	(7,783)	(15,831)

Effect of exchange rate changes on cash and cash equivalents	910	(1,228)

Net increase in cash and cash equivalents	14,357	12,983

Cash and cash equivalents, end of the period	$20,743	$23,171

Cash paid during the period:
Interest	$1,838	$1,662
Income taxes	$1,111	$2,473

Volt Information Sciences Reports Fiscal 2017 Second Quarter Results
June 9, 2017

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	April 30, 2017	October 30, 2016
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$20,743	$6,386
Restricted cash and short-term investments	17,481	13,948
Trade accounts receivable, net of allowances of $527 and $801, respectively	190,688	193,866
Recoverable income taxes	3,281	16,979
Other current assets	11,522	11,806
Assets held for sale	694	17,580
TOTAL CURRENT ASSETS	244,409	260,565
Other assets, excluding current portion	25,534	25,767
Property, equipment and software, net	32,899	30,133
TOTAL ASSETS	$302,842	$316,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$26,393	$29,147
Accounts payable	39,303	32,425
Accrued taxes other than income taxes	25,408	22,791
Accrued insurance and other	32,639	34,306
Short-term borrowings	90,000	2,050
Liabilities held for sale	332	5,760
TOTAL CURRENT LIABILITIES	214,075	126,479
Accrued insurance and other	12,270	13,136
Deferred gain on sale of real estate	25,135	26,108
Income taxes payable	5,496	6,777
Long-term debt	-	95,000
TOTAL LIABILITIES	256,976	267,500

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 20,927,521 and 20,917,500 shares, respectively	2,374	2,374
Paid-in capital	77,732	76,564
Retained earnings	15,345	21,000
Accumulated other comprehensive loss	(9,515)	(10,612)
Treasury stock, at cost; 2,810,482 and 2,820,503 shares, respectively	(40,070)	(40,361)
TOTAL STOCKHOLDERS’ EQUITY	45,866	48,965
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$302,842	$316,465

Volt Information Sciences Reports Fiscal 2017 Second Quarter Results
June 9, 2017

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	April 30, 2017		May 1, 2016
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(854)		$(1,785)
Selling, administrative and other operating costs	(486)	(a)	103	(f)
Restructuring and severance costs	199	(b)	840	(b)
Impairment charge	290	(c)	-
Gain from divestitures	(3,938)	(d)	(1,663)	(g)
Income tax benefit	(1,283)	(e)	-
Non-GAAP net loss	$(6,072)		$(2,505)

	Three Months Ended
	April 30, 2017		May 1, 2016
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(854)		$(1,785)
Selling, administrative and other operating costs	(486)	(a)	103	(f)
Restructuring and severance costs	199	(b)	840	(b)
Impairment charge	290	(c)	-
Gain from divestitures	(3,938)	(d)	(1,663)	(g)
Depreciation and amortization	2,001		1,519
Share-based compensation expense	627		78
Other (income) expense, net	1,018		1,861
Provision (benefit) for income taxes	(767)		1,091
Adjusted EBITDA	$(1,910)		$2,044

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility.
(b)	Relates primarily to Company-wide cost reduction plan implemented in the first quarter of fiscal 2016.
(c)	Relates to previously purchased software module that is no longer in use.
(d)	Relates to the sale of Maintech, a non-core business.
(e)
Relates to a discrete tax benefit resulting from the resolution of uncertain tax positions upon the completion and effective settlement of the IRS audit of the Company’s fiscal 2004 through 2010 federal tax and associated state tax audits.

(f)	Relates primarily to consultants and professional fees incurred to attract executive talent partially offset by the amortization of the gain on the sale of the Orange, CA facility.
(g)	Relates to the gain on the sale of the San Diego, CA facility.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and certain line items on a constant currency basis, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

Volt Information Sciences Reports Fiscal 2017 Second Quarter Results
June 9, 2017

The Company believes that the presentation of Non-GAAP measures on a constant currency basis and eliminating special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations or special items that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure.  The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA: does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.